                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          Dawson Geophysical Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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
                    [DAWSON GEOPHYSICAL COMPANY LETTERHEAD]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 22, 2002

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the Stockholders of Dawson Geophysical Company will be held at the Petroleum Club of Midland, 501 West Wall, Midland, Texas 79701 at 10:00 a.m. on January 22, 2002 for the following purposes:

     1.   Electing Directors of the Company;

     2. Considering and voting upon a proposal to appoint KPMG LLP as independent public accountants of the Company for the fiscal year ending September 30, 2002; and

     3.   Considering all other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on November 26, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

     DATED this 26th day of November, 2001.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Paula G. Waldrop, Secretary

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE THE ACCOMPANYING PROXY CARD, WHICH REQUIRES NO POSTAGE, AND RETURN IT PROMPTLY. ANY STOCKHOLDER GRANTING A PROXY MAY REVOKE SAME AT ANY TIME PRIOR TO ITS EXERCISE. ALSO, WHETHER OR NOT YOU GRANT A PROXY, YOU MAY VOTE IN PERSON IF YOU ATTEND THE MEETING.

                     [DAWSON GEOPHYSICAL COMPANY LETTERHEAD]

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD TUESDAY, JANUARY 22, 2002

                              SOLICITATION OF PROXY

     The accompanying proxy is solicited on behalf of the Board of Directors of Dawson Geophysical Company (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, January 22, 2002, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about December 4, 2001.

     Any stockholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and withdrawing the proxy.

                               PURPOSE OF MEETING

     As stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the annual meeting are as follows:

          1.   Electing Directors of the Company;

          2. Considering and voting upon a proposal to appoint KPMG LLP as independent public accountants of the Company for the fiscal year ending September 30, 2002; and

          3. Considering all other matters as may properly come before the meeting.

                                  VOTING RIGHTS

     The voting securities of the Company consist solely of common stock, par value $0.33 1/3 per share ("Common Stock").

     The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on November 26, 2001, at which time the Company had outstanding and entitled to vote at the meeting 5,445,794 shares of Common Stock. Stockholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

     Stockholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

     The election of directors will require the affirmative vote of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Cumulative voting for directors is not authorized.

     If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS", FOR APPROVAL OF THE MINUTES OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

                              ELECTION OF DIRECTORS

     At the Annual Meeting to be held on January 22, 2002, eight persons are to be elected to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the current Directors have announced that they are available for election to the Board of Directors. The Company's nominees for the eight directorships are:

                Paul H. Brown                   Matthew P. Murphy
                Calvin J. Clements              Howell W. Pardue
                L. Decker Dawson                Tim C. Thompson
                Stephen C. Jumper               C. Ray Tobias

For information about each nominee, see "Directors and Executive Officers."

                        DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors currently consists of four persons who are employees of the Company and four persons who are not employees of the Company (i.e., outside directors). Set forth below are the names, ages and positions of the Company's Directors and executive officers as of November 26, 2001.

      NAME                 AGE                  POSITION
      ----                 ---                  --------

L. Decker Dawson            81      Chairman of the Board of Directors,
                                          Chief Executive Officer
Stephen C. Jumper           40                  President,
                                        Chief Operating Officer and
                                                 Director
Howell W. Pardue            65           Executive Vice President,
                                                 Director
C. Ray Tobias               44           Executive Vice President,
                                                 Director
Christina W. Hagan          46                Vice President,
                                          Chief Financial Officer
Edward L. Huff              64                Vice President
Frank D. Brown              46                Vice President
K.S. Forsdick               50                Vice President
Paula G. Waldrop            44                  Secretary
Paul H. Brown               70                   Director
Calvin J. Clements          80                   Director
Matthew P. Murphy           71                   Director
Tim C. Thompson             67                   Director

     The Board of Directors elects executive officers annually. Executive officers hold office until their successors are elected and have qualified.

     Set forth below are descriptions of the principal occupations during at least the past five years of the Company's directors and executive officers.

     L. Decker Dawson. Mr. Dawson founded the Company in 1952. He served as President of the Company until being elected as Chairman of the Board of Directors and Chief Executive Officer in January, 2001. Prior thereto, Mr. Dawson was a geophysicist with Republic Exploration Company, a geophysical company. Mr. Dawson served as President of the Society of Exploration Geophysicists (1989-1990) and received its Enterprise Award in 1997. He was Chairman of the Board of Directors of the International Association of Geophysical Contractors (1981). He is an honorary life member of such association. He was inducted into the Permian Basin Petroleum Museum's Hall of Fame in 1997.

     Stephen C. Jumper. Mr. Jumper, a geophysicist, joined the Company in 1985, was elected Vice President in September 1997, and President, Chief Operating Officer and Director in January, 2001. Prior to 1997, Mr. Jumper served the Company as manager of technical services with an emphasis on 3-D processing. Mr. Jumper has served the Permian Basin Geophysical Society as Second Vice President
(1991), First Vice President (1992), and as President (1993).

     Howell W. Pardue. Mr. Pardue joined the Company in 1975 and has served in his present positions since that time. Prior thereto, Mr. Pardue was employed in data processing for 17 years by Geosource, Inc. and its predecessor geophysical company.

     C. Ray Tobias. Mr. Tobias joined the Company in 1990, and was elected Vice President in September 1997 and Executive Vice President and Director in January, 2001. Mr. Tobias supervises the maintenance of client relationships and survey cost quotations to client companies. He is presently serving on the Board of Directors of the International Association of Geophysical Contractors and is Past President of the Permian Basin Geophysical Society. Prior to joining the Company, Mr. Tobias was employed by Geo-Search Corporation where he was an operations supervisor.

     Christina W. Hagan. Ms. Hagan joined the Company in 1988, and was elected Chief Financial Officer in January 1997 and Vice President in September 1997. Prior thereto, Ms. Hagan served the Company as Controller and Treasurer. Ms. Hagan is a certified public accountant.

     Edward L. Huff. Mr. Huff joined the Company in 1956, and was elected Vice President in September 1997. Prior thereto, Mr. Huff served as instrument operator, crew manager and field supervisor. He has managed the Company's field operations since 1987.

     Frank D. Brown. Mr. Brown, a geophysicist, joined the Company in 1988 and was elected Vice President in January, 2001. Mr. Brown is responsible for maintaining client relationships and submitting survey cost quotations as well as providing survey design services to client companies. He is a past President of the Permian Basin Geophysical Society and a member of the Society of Exploration Geophysicists Continuing Education Committee. Prior to joining the Company, Mr. Brown was employed by Permian Exploration Corporation as a geophysicist responsible for acquisition and interpretation projects.

     K.S. Forsdick. Mr. Forsdick joined the Company in 1993 and was elected Vice President in January, 2001. Mr. Forsdick is responsible for soliciting, designing and bidding seismic surveys for prospective client companies. Prior to joining the Company, Mr. Forsdick was employed by Grant Geophysical Company and Western Geophysical Company and was responsible for marketing and managing land and marine seismic surveys for domestic and international operations. He presently serves on the Governmental Affairs Committee of the International Association of Geophysical Contractors.

     Paula G. Waldrop. Ms. Waldrop joined the Company in 1981 and has served in her present position since 1989. Ms. Waldrop supervises administrative operations of the Company.

     Paul H. Brown. Mr. Brown has served the Company as a director since September 1999. Mr. Brown, a management consultant since May 1998, was President and Chief Executive Officer at WEDGE Energy Group, Inc. from January 1985 to May 1998.

     Calvin J. Clements. Mr. Clements has served the Company as a director since 1972. Prior thereto and until his retirement in 1987, Mr. Clements was employed by the Company as vice president of the data acquisition operations.

     Matthew P. Murphy. Mr. Murphy has served the Company as a director since 1993. Until his retirement in 1991, Mr. Murphy served as an executive of NCNB Texas, now known as Bank of America (and predecessor banks), and from 1986 to 1991, Mr. Murphy served the bank as District Director-West Texas.

     Tim C. Thompson. Mr. Thompson has served the Company as director since 1995. Mr. Thompson, a management consultant since May 1993, was President and Chief Executive Officer of Production Technologies International, Inc. from November 1989 to May 1993.

                      MEETINGS AND COMMITTEES OF DIRECTORS

     During fiscal year ended September 30, 2001, six meetings of the Board of Directors were held which all of the respective members attended except that one Director was absent from two meetings.

     The Audit Committee is a standing committee of the Board of Directors and currently consists of Messrs. Brown, Clements, Murphy and Thompson, all of whom are independent, non-employee directors. The functions of the Committee are to determine whether management has established internal controls which are sound, adequate and working effectively; to ascertain whether Company assets are verified and safeguarded; to review and approve external audits; to review audit fees and the appointment of independent public accountants; and to review non-audit services provided by the independent public accountants. For additional information, see "Report of the Audit Committee".

     The Compensation Committee currently consists of Messrs. Clements, Murphy and Thompson, all of whom are non-employee directors. The function of the Committee is to determine compensation for the officers of the Company that is competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company's business. The Committee held three meetings during fiscal year ended September 30, 2001. All members attended these meetings.

                             MANAGEMENT COMPENSATION

     The compensation levels of the Company are believed to be competitive and in line with those of comparable companies and to align the interests of the Company's employees with those of its stockholders through potential stock ownership.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long-term compensation paid to or for (i) the Company's Chief Executive Officer during the fiscal year ended September 30, 2001, and (ii) those of the Company's four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in 2001 (collectively, the "Named Officers"), for services rendered to the Company during fiscal years 1999, 2000 and 2001.

                                                                                                 LONG TERM
                                                                                               COMPENSATION
                                                                                               ---------------
                                                                                                   AWARDS
                                                                  ANNUAL COMPENSATION            SECURITIES
                                                                ------------------------         UNDERLYING
                                      FISCAL                                OTHER ANNUAL           OPTIONS
NAME AND PRINCIPAL POSITION            YEAR          SALARY     BONUS (1)   COMPENSATION       (NO. OF SHARES)
---------------------------           ------        --------    ---------   ------------       ---------------

L. Decker Dawson                       2001         $102,737    $ 16,648      $    --                   --
Chief Executive Officer                2000          146,035      18,246           --                   --
                                       1999          101,120          --           --                   --

Stephen C. Jumper                      2001         $123,582    $ 11,098      $    --               10,000
President, Chief Operating Officer     2000           88,967      12,164           --                   --
                                       1999           90,577     112,070           --               25,000

Howell W. Pardue                       2001         $107,028    $ 13,873      $    --               10,000
Executive Vice President               2000          107,016      15,205           --                   --
                                       1999          109,596      19,739           --                5,000

C. Ray Tobias                          2001         $ 98,329    $ 11,098      $    --               10,000
Executive Vice President               2000           89,675      12,164           --                   --
                                       1999           90,577     112,070           --               25,000

Edward L. Huff                         2001         $ 97,060    $ 11,098      $    --               10,000
Vice President                         2000           89,560      12,164           --                   --
                                       1999           95,272     112,070           --               25,000

(1) Any bonus that might be paid for fiscal 2001 is not yet calculable and, in accordance with Securities and Exchange Commission regulations, will be reported in the proxy statement for the annual meeting of stockholders for fiscal 2002.

     The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the fiscal year ended September 30, 2001, and unexercised options held at September 30, 2001 by each of the named executive officers.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
                        AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF           VALUE OF
                                                          UNEXERCISED         UNEXERCISED
                                                          OPTIONS AT         IN-THE-MONEY
                                                            9/30/01           OPTIONS AT
                                                         ---------------      9/30/01(1)
                                                          EXERCISABLE/       -------------
                       SHARES ACQUIRED       VALUE        UNEXERCISABLE      EXERCISABLE/
      NAME               ON EXERCISE        REALIZED     (NO. OF SHARES)     UNEXERCISABLE
      ----             ---------------      --------     ---------------     -------------

Stephen C. Jumper             --               --        17,500/22,500       $36,163/$36,163
Howell W. Pardue              --               --         7,500/12,500       $ 7,232/$ 7,232
C. Ray Tobias                 --               --        17,500/22,500       $36,163/$36,163
Edward L. Huff                --               --        17,500/22,500       $36,163/$36,163

(1) The closing price per share on September 28, 2001, was $7.11 as reported by the Nasdaq National Market.

     Defined Benefit Plans and Other Arrangements. Long-term incentive compensation for senior executive officers is not a policy of the Company. Accordingly, no awards or payouts have been made. The Company has no retirement or pension plan except for its Employee Stock Purchase Plan and its Incentive Stock Option Plans, all of which are described below.

     Directors who are not also employees of the Company receive $1,000 per month and 500 shares of Common Stock per year for serving as directors.

COMPENSATION PLANS

     Stock Option Plans. The Dawson Geophysical Company 1991 Incentive Stock Option Plan (the "1991 Plan") provided that 150,000 shares of the Company's authorized but unissued Common Stock are reserved for issuance pursuant to the 1991 Plan and are subject to options granted to key employees during the ten-year period through January 8, 2001.

     The Dawson Geophysical Company 2000 Incentive Stock Plan provides an additional 500,000 shares reserved for issuance. The 2000 Plan contains substantially the same terms as the predecessor plan except up to 50,000 of such shares may be awarded and issued as additional compensation to key employees, officers and non-employee members of the Board of Directors of the Company with or without payment therefor. The 2000 Plan covers a ten-year period through January 12, 2009. All outstanding options under the original plan will not be affected by the 2000 Plan. Options under the 2000 Plan are granted at an exercise price equal to the market price of the stock on the date of grant. Each option that is granted is exercisable after the period or periods specified in the option agreement, but prior to the expiration of five years after the date of grant. Commencing one year after date of grant, optionees may purchase up to one-fourth of the shares covered by a particular grant, and each option becomes exercisable with respect to an additional one-fourth of the shares covered in each of the next three years.

     During fiscal 2001, no shares of the Common Stock were issued pursuant to the exercise of options granted under the 1991 Plan. During fiscal 2001, options to purchase 70,000 shares of common stock were granted to employees of the Company under the 2000 Plan. As of November 26, 2001, the total number of shares covered by outstanding options was 251,000.

     Stock Purchase Plan. On November 1, 1982, as amended September 28, 1999, the Board of Directors of the Company adopted an Employee Stock Purchase Plan (the "Purchase Plan") effective January 1, 1983, in which eligible employees may elect to purchase, through payroll deductions, shares of the Company's Common Stock and thereby increase their proprietary interest in the Company. Pursuant to the Purchase Plan, the Company contributes one dollar (before Social Security and withholding taxes) for each dollar contributed by an eligible employee to purchase Common Stock for the employee's account up to 5% of the employee's annual salary. As of September 30, 2001, no named executive officers participated in the Purchase Plan. On a bi-weekly basis, the Company matches the participants' percentage of contributions and directs the purchase of shares of the Company's Common Stock. There are no vesting requirements for the participants. The Company contributed $214,347, $240,328 and $223,360 to the Purchase Plan during the fiscal years 1999, 2000 and 2001, respectively.

                     BOARD REPORT ON EXECUTIVE COMPENSATION

     Compensation for executive officers is based on the principle that compensation must be competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company's business, and to provide rewards which are closely linked to the Company and individual performance.

     Executive compensation is based on performance against a combination of financial and non-financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximizing the development of each individual, and continually improving the environmental quality of its services and operations. In upholding these financial and non-financial objectives, executives not only contribute to their own success, but also help ensure that the business, employees, stockholders and communities in which we live and work will prosper.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee makes recommendations regarding compensation subject to approval of the entire Board of Directors.

                          REPORT OF THE AUDIT COMMITTEE

To the Stockholders of Dawson Geophysical Company:

It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company's Financial Statements. In keeping with this goal, the Board of Directors adopted a written charter in May 2000 (attached to this proxy statement as Exhibit A) to govern the Audit Committee. Upon evaluation of the charter's adequacy in 2001, the Audit Committee is satisfied. In addition to written consent, the Audit Committee met three times during fiscal 2001. The members of the Audit Committee are independent directors.

The Audit Committee has reviewed and discussed the Company's audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. Additionally, the Audit Committee has received the written disclosures and the letter from the independent accountants at KPMG LLP, as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants that firm's independence from the Company and its management. The Audit Committee has concluded that non-audit services provided by KPMG LLP do not result in conflict in maintaining that firm's independence.

     Audit fees billed to the Company by KPMG LLP during the Company's 2001 fiscal year for the audit of the Company's annual financial statements and the review of those financial statements included in the Company's quarterly reports of Form 10-Q totaled approximately $30,000. The Company was billed approximately $14,000 by KPMG LLP for tax related services. The Company has obtained no other services from KPMG LLP.

     Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for fiscal 2001 be included in the Company's Annual Report on Form 10-K.

November 26, 2001                      Audit Committee

                                       Matthew P. Murphy
                                       Paul H. Brown
                                       Calvin C. Clements
                                       Tim C. Thompson

                                PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return of the Company's Common Stock as compared with the S&P 500 Stock Index and a peer group made up of companies in the Value-Line Oilfield Services Industry Index. The Oilfield Services Index consists of far larger companies that perform a variety of services as compared to land-based acquisition and processing of seismic data performed by the Company.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG DAWSON GEOPHYSICAL COMPANY, THE S & P 500 INDEX
                                AND A PEER GROUP


                                               PEER GROUP TOTAL RETURN WORKSHEET
RESEARCH DATA GROUP

DAWSON GEOPHYSICAL CO

                                               CUMULATIVE TOTAL RETURN
                                   --------------------------------------------------------
                                   9/96       9/97      9/98      9/99      9/00      9/01
DAWSON GEOPHYSICAL COMPANY        100.00     275.71    132.86    112.86    121.43     81.26
S & P 500                         100.00     140.45    153.15    195.74    221.74    162.71
PEER GROUP                        100.00     197.99     98.43    126.66    186.93    101.14

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of November 26, 2001, by each of the Company's Directors, by each of the Named Officers, by all executive officers and Directors of the Company as a group, and by each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Common Stock.

                                                                       AMOUNT AND NATURE OF             PERCENT
TITLE OF CLASS        NAME OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)          OF CLASS
--------------        ------------------------                        -----------------------          --------

Common Stock          Pebbleton Corporation N.V.                         1,036,000(2)                   19.02%
Common Stock          Wellington Management Company, LLP                   475,000(3)                    8.72%
Common Stock          L. Decker Dawson                                     418,192                       7.68%
Common Stock          Quaker Capital Management                            360,823                       6.63%
Common Stock          Dimensional Fund Advisors Inc.                       338,200(4)                    6.21%
Common Stock          Howell W. Pardue                                      77,000                       1.41%
Common Stock          Calvin J. Clements                                    53,126                       *
Common Stock          Stephen C. Jumper                                     36,308                       *
Common Stock          Christina W. Hagan                                    30,649                       *
Common Stock          Edward L. Huff                                        29,006                       *
Common Stock          C. Ray Tobias                                         14,525                       *
Common Stock          Tim C. Thompson                                        3,500                       *
Common Stock          Matthew P. Murphy                                      2,500                       *
Common Stock          K.S. Forsdick                                          2,456                       *
Common Stock          Frank D. Brown                                         1,254                       *
Common Stock          Paul H. Brown                                          1,500                       *
Common Stock          Paula G. Waldrop                                       1,000                       *
Common Stock          Share ownership of directors and
                        Executive officers as a group (13 persons)         671,016                      12.32%

----------

*    Indicates less than 1% of the outstanding shares of Common Stock.

(1) Except as otherwise indicated, each shareholder shown in the table has sole voting and investment power with respect to all shares listed as beneficially owned by such shareholder.

(2) Pebbleton Corporation N.V. and Issam Fares have filed with the Securities and Exchange Commission a Schedule 13D reporting beneficial ownership of such shares.

(3) Wellington Management Company, LLP ("WMC") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of February, 2001, WMC in its capacity as investment adviser, may be deemed to have beneficial ownership of 475,000 shares of common stock of Dawson Geophysical Company that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios".) In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over shares of Dawson Geophysical Company stock as of February, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

                      REPORTING OF SECURITIES TRANSACTIONS

     Ownership of and transactions in the Company's stock by executive officers and directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities and Exchange Act of 1934. All reporting requirements have been filed in a timely manner.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG LLP for appointment as independent public accountants for the Company for the fiscal year ending September 30, 2002, subject to ratification by the stockholders. KPMG LLP served as independent public accountants for the Company for the fiscal year ended September 30, 2001, and representatives of that firm are expected to be present at the Annual Meeting of Stockholders. KPMG LLP will have an opportunity to make a statement if they desire to do so and respond to appropriate questions.

                               NEXT ANNUAL MEETING

     The next Annual Meeting of the Company's stockholders is scheduled to be held on January 21, 2003. Appropriate proposals of stockholders intended to be presented at the 2003 Annual Meeting must be received by Ms. Paula G. Waldrop, Secretary, no later than August 15, 2002, in order to be included in the Company's Proxy Statement and form of Proxy relating to such meeting.

                                  OTHER MATTERS

     Management knows of no other business which will be presented at the Annual Meeting other than as explained herein.

     STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001, BY WRITING TO THE SECRETARY, DAWSON GEOPHYSICAL COMPANY, 508 WEST WALL, SUITE 800, MIDLAND, TEXAS 79701. A COPY OF THE REPORT ALSO MAY BE OBTAINED FROM THE INTERNET AT www.sec.gov.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Paula G. Waldrop, Secretary

                                    EXHIBIT A

                           DAWSON GEOPHYSICAL COMPANY

                             AUDIT COMMITTEE CHARTER

COMPOSITION

     The Audit Committee shall be composed of at least three directors who are independent of the management of Dawson Geophysical Company (the "Company") and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member and are, or will shortly become, financially literate. In addition, the members of the Audit Committee shall understand financial statements.

OBJECTIVE OF THE AUDIT COMMITTEE

     The Audit Committee shall assist the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company.

SPECIFIC RESPONSIBILITIES OF THE AUDIT COMMITTEE

     In fulfilling its objective, the Audit Committee shall have the responsibility with respect to:

     The Company's Risks and Control Environment:

     To review management's overview of the risks, policies, procedures, and controls surrounding the integrity of financial reporting and, particularly, the adequacy of the Company's controls in areas representing significant financial and business risks;

     To establish, review and update periodically a code of ethical conduct, ensure that management has established a system to enforce the code, and receive updates and briefings from management and others on how compliance with ethical policies and other relevant Company procedures is being achieved;

     To review, with the Company's counsel, legal matters, including litigation, compliance with securities trading policies, the Foreign Corrupt Practices Act and other laws having a significant impact on the Company's business or its financial statements; and

     To investigate any matter brought to its attention within the scope of its duties, and retain outside counsel for this purpose if, in its judgment, that is appropriate;

     The Hiring and Firing of and Relationship with the Independent Accountants:

     To participate, on behalf of the Board of Directors, in the process by which the Company selects the independent accountants to audit the Company's financial statements, evaluate annually the effectiveness and objectivity of such accountants, and recommend the engagement or replacement of independent accountants to the Board of Directors;

     To have an open line of communication with the independent accountants, who shall have ultimate accountability to the Board of Directors and the Audit Committee, as representatives of the shareholders;

     To approve the fees and other compensation paid to the independent accountants; and

     To review the independence of the independent accountants prior to engagement, annually discuss with the independent accountants their independence annually based upon the written disclosures and the letter from the independent accountants required by Independent Standards Board Standard No. 1, as modified or supplemented, and discuss with the Board of Directors any relationships that may adversely affect the independence of the independent accountants.

     The Financial Reporting Process:

     To meet with the independent accountants and the financial management of the Company with respect to major changes to the Company's auditing and accounting principles;

     To meet with the independent accountants and the financial management of the Company together and separately with the independent accountants (a) prior to the performance by the independent accountants of the audit to discuss the scope of the proposed audit for the current year and the audit procedures to be utilized; and (b) at the conclusion of the audit to discuss (i) the independent accountants' judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting, the consistency of application of the Company's accounting policies and the clarity, consistency, and completeness of the entity's accounting information contained in the financial statements and related disclosures, (ii) the adequacy and effectiveness of the accounting and financial controls of the Company, including the internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper, and any recommendations for improvement of such internal control procedures or for new or more detailed controls or procedures of the Company, (iii) any other results of the audit, including any comments or recommendations, and (iv) the view of the independent accountants with respect to the financial, accounting and auditing personnel and the cooperation that the independent accountants received during the course of the audit;

     To review and discuss with the independent accountants and the financial management of the Company the Company's financial results before they are made public. In general, the Chairman of the Audit Committee may represent the entire committee with respect to the review and discussions about interim financial results; and

     To review other reports submitted by the Company to any governmental body of the public, including any certification, report, opinion or review rendered by the independent accountants;

     Other Responsibilities of the Audit Committee

     To review and update periodically the charter for the Audit Committee;

     To review, assess and approve or disapprove conflicts of interest and related-party transactions;

     To review accounting and financial human resources and succession planning within the Company;

     To meet at least four times annually, or more frequently, as circumstances dictate;

     To report to the Board of Directors the matters discussed at each committee meeting;

     To assess the performance of the Audit Committee members through a self-assessment process, led by the Chairman of the committee; and

     To keep an open line of communication with the financial and senior management, the internal audit department, the independent accountants, and the Board of Directors.

                                   DAWSON GEOPHYSICAL COMPANY
           PROXY
                                   The undersigned stockholder of Dawson
        PLEASE SIGN                Geophysical Company hereby appoints L. Decker
                                   Dawson, Tim C. Thompson, and Matthew P.
         AND RETURN                Murphy or any one or more of them, attorneys,
                                   agents and proxies of the undersigned, with
          PROMPTLY.                full power of substitution to each of them,
                                   to vote all the shares of Common Stock which
      ANNUAL MEETING               the undersigned would be entitled to vote at
     JANUARY 22, 2002              the Annual Meeting of Stockholders to be held
         10:00 A.M.                January 22, 2002, and at any adjournment or
   PETROLEUM CLUB OF MIDLAND       adjournments thereof, with all the powers the
501 WEST WALL, MIDLAND, TX 79701   undersigned would possess if personally
                                   present and voting thereat, (A) as instructed
   THIS PROXY IS SOLICITED BY      below with respect to the following matters
   THE BOARD OF DIRECTORS          and (B) in their discretion upon other
      OF THE COMPANY               matters which properly come before the
                                   meeting. UNLESS A CONTRARY INSTRUCTION IS
  Please return this proxy card    SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR
   which requires no postage if    ALL ITEMS.
      mailed in the U.S.A.
                                   1. Election of Directors:

                                      [  ] FOR all nominees listed below (except
                                           as marked to the contrary below)

                                      [  ] WITHHOLD AUTHORITY to vote for all
                                           nominees listed below

                                           Paul H. Brown, Calvin J. Clements, L.
                                           Decker Dawson, Stephen C. Jumper,
                                           Matthew P. Murphy, Howell W. Pardue,
                                           Tim C. Thompson and C. Ray Tobias.
                                           (INSTRUCTION: To withhold authority
                                           to vote for any individual nominee,
                                           write that nominee's name in the
                                           space provided):

                                   2. Proposal to ratify the selection of KPMG
                                      LLP as independent public accountants of the Company for the fiscal year ended September 30, 2002.

                                      [  ] For    [  ] Against

                                   The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company dated November 26, 2001.

                                   Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc., should give full title as such.

                                                    Dated
                                                         -----------------------

                                                      --------------------------

                                                      --------------------------
                                                      (Signature of Stockholder)

FROM                                                            ---------------
                                                                |  NO POSTAGE |
-----------------                                               |  NECESSARY  |
-----------------                                               |  IF MAILED  |
-----------------                                               |   IN THE    |
                                                                |UNITED STATES|
                                                                ---------------



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              DAWSON GEOPHYSICAL CO.
              508 WEST WALL, SUITE 800
              MIDLAND TX 79701-9976